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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  May 25, 1999
                                                  ------------
                                                 (May 11, 1999)


                          WESTERN GAS RESOURCES, INC.
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            (Exact name of registrant as specified in its charter)


            Delaware                 1-10389         84-1127613
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(State or other jurisdiction of    (Commission    (I.R.S. Employer
          incorporation)           File Number)  Identification No.)



12200 N. Pecos Street             Denver, Colorado            80234-3439
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(Address of principal executive offices)                      (Zip Code)



                                (303) 452-5603
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              (Registrant's telephone number, including area code)



                                  No Changes
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         (Former name or former address, if changed since last report).
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

We have signed an agreement for the sale of our MiVida Treating Plant and Gathering System located in Culberson, Loving, Reeves, Winkler and Ward Counties, Texas and the gathering lines located in Pecos and Reeves Counties, Texas to an undisclosed buyer. This agreement was signed on May 11, 1999. The proceeds from this sale will be $12.0 million. The sale is subject to due diligence and final accounting adjustments and is anticipated to close in the second quarter. We will realize an after-tax gain on this sale of approximately $680,000. The proceeds will be used to reduce outstanding debt.
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                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    WESTERN GAS RESOURCES, INC.
                                    ---------------------------
                                    (Registrant)


Date: May 25, 1999                  By: /S/ WILLIAM J. KRYSIAK
                                       ------------------------
                                       William J. Krysiak
                                       Vice President - Finance
                                       (Principal Financial and
                                        Accounting Officer)